Exhibit 99.4

CONSENT OF MACQUARIE (HONG KONG) LIMITED

We hereby consent to (i) the inclusion of our opinion letter, dated June 7, 2007, to the Board of Directors of the Asia Pacific region of Visa International Service Association (the “Company”), as Annex H to the Proxy Statement-Prospectus which forms a part of Amendment No. 5 to the Registration Statement on Form S-4 (the “Registration Statement”) relating to the proposed restructuring transactions, (ii) the references to such opinion in such Proxy Statement-Prospectus, solely and specifically limited to the context in which it was provided, and (iii) the use of our name in the Registration Statement relating to the proposed restructuring transactions. The foregoing consent applies only to this filing of the Registration Statement being filed with the Securities and Exchange Commission and not to any amendments or supplements thereto and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the aforementioned Registration Statement.

In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: September 12, 2007 MACQUARIE (HONG KONG) LIMITED

By:	/s/ Simon Wood
Name:	Simon Wood
Title:	Managing Director